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                      Consent of Independent Accountants


The Board of Directors and Stockholders
Electronics Boutique Holdings Corp.:


We consent to the use of our reports dated March 16, 1999 included and incorporated by reference herein and to the reference to our firm under heading "Experts" in the prospectus.

                                                    /s/ KPMG LLP



Philadelphia, PA
November 18, 1999